Exhibit 99.1

NEWS FOR RELEASE: 7/27/2006, 4pm ET                     CONTACT:  Lee Brown
                                                        (719) 481-7213
                                                        lee.brown@ramtron.com

                     RAMTRON REPORTS SECOND-QUARTER 2006
                              FINANCIAL RESULTS
          Company Reports EPS of $0.01 on Revenue of $10.3 Million

COLORADO SPRINGS, CO - July 27, 2006 - Semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading supplier of nonvolatile ferroelectric random access memory (FRAM) and integrated semiconductor products, today reported its financial results for the second quarter ended June 30, 2006.

Revenue for the second quarter increased 18% to $10.3 million, compared with $8.7 million for the same quarter of 2005. Product sales grew 21% to $9.9 million, up from $8.2 million for the same quarter a year earlier. Second-quarter income from continuing operation under generally accepted accounting principles (GAAP) was $198,000, or $0.01 per share (basic and diluted), compared with income from continuing operation of $348,000, or $0.02 per share (basic and diluted), for the same quarter a year earlier. The decrease in income from continuing operation for the second quarter of 2006 was due primarily to non-cash stock-option expense and amortization of purchased IP related to Ramtron's August 2005 acquisition of Goal Semiconductor, Inc. (now called Ramtron Canada).

Non-GAAP income from continuing operation, which excludes stock-option expense and amortization of purchased IP, for the second quarter of 2006, was $584,000, or $0.02 per share (basic). Reconciliation between GAAP income from continuing operation and non-GAAP income from continuing operation is provided in a table following the Non-GAAP Consolidated Statements of Operations. Effective January 1, 2006, Ramtron adopted SFAS 123(R), "Share-Based Payment." For the second-quarter 2006, the company recorded a non-cash, stock-based compensation charge of $305,000 that is recorded directly in cost of product sales, research and development, sales and marketing, and general and administrative expenses.

"Ramtron's improved financial results were driven by increased product sales and our on-going effort to control expenses," commented Bill Staunton, Ramtron's CEO. "Our second-quarter results demonstrate that we are positioned for profitable growth, having successfully navigated through the wind down of product sales to ENEL and having absorbed the operating overhead of our Goal Semiconductor acquisition.

"Our cash balance grew $1.3 million and inventories declined $2.1 million from the first quarter of 2006 due to our operational progress and our initiatives to lower inventories," Staunton added. "We have cut cycle times in half, which will help us better respond to customer demand and convert excess inventory into additional working capital.

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"Sales into the computing and metering markets were strong during the quarter, and all major regions grew on a sequential basis," Staunton continued. "Integrated product sales broke the $1-million mark for the first time and comprised 12% of total product revenue for the quarter. For the first six months of 2006, total product revenue has grown 22%, which puts us on track to meet or beat our product revenue outlook of 15% to 20% growth for the year."

Second-Quarter Product Highlights:
---------------------------------

  - Total product sales were $9.9 million, up 21% from the year-ago comparable quarter.

  - Product gross margin was 51%, compared with 50% for the year-ago comparable quarter.

  - Core FRAM product sales, which exclude sales to ENEL, increased 44% to $9.6 million, compared with $6.6 million for the year-ago quarter. Sales to ENEL in the second quarter of 2006 were $344,000.

Second-Quarter Integrated Semiconductor Product Highlights:
----------------------------------------------------------

  - Integrated product revenue, which includes FRAM Processor Companion, HVDAC and microcontroller sales, increased 271% to $1.2 million, or 12% of product revenue, compared with $324,000, or 4% of product revenue, for the year-ago quarter.

  - Ramtron announced the VRS51L3074, its first microcontroller product with integrated FRAM memory. FRAM enhances the microcontroller by eliminating the code overhead accompanying Flash data storage, and the limited endurance and extended write cycles of Flash or electrically erasable programmable read-only memory (EEPROM).

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for continuing operation in the third quarter of 2006. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

  - Product revenue for the third quarter ending September 30, 2006, is currently anticipated to be between $10.3 million and $11.2 million, representing increases over second-quarter 2006 of 4% and 13%, respectively.

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  -  Other revenue for the third quarter, including license and development fees and royalties, is expected to be approximately $300,000.

  - Gross margin for the third quarter is currently anticipated to be between 50% and 54%; operating expenses are expected to be between $5.0 million and $5.3 million.

  - Stock-option expense for the third quarter is anticipated to be approximately $300,000, and amortization of purchased IP is anticipated to be approximately $80,000.

  - Revenue projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's customers, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products and SFAS 123(R)-related stock option expenses.

Conference Call
---------------

Ramtron management's teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts. The company plans to extend the Q&A session by inviting questions from individual investors, who will enter them from their personal computers or handheld devices. As time permits, management will read selected questions aloud to the teleconference audience and then respond accordingly.

How to Participate
------------------

Ramtron Second-Quarter 2006 Results Teleconference
July 27, 2006 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, pass code #2785002.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

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Non-GAAP Financial Measures
---------------------------

In this release, the presentation of non-GAAP data is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles (GAAP), and the company's non-GAAP disclosures are not presented in accordance with GAAP and are not intended to be used in lieu of the GAAP presentation of results of operations. Non-GAAP financial measures are presented because management believes they provide additional useful information to investors with respect to the performance of Ramtron's fundamental business activities. Non-GAAP financial measures should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is income from continuing operation and has provided a reconciliation of non-GAAP to GAAP income from continuing operation in this press release.

Cautionary Statements
---------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, and operating expenses for the third quarter of 2006. Also, statements indicating that the company is positioned for profitable growth and on track to meet or beat its product revenue outlook are forward looking. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; the foundry partner's timely ability to successfully manufacture products for Ramtron; the foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's test or assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports filed during 2006. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

                           (financial statements attached)

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                       RAMTRON INTERNATIONAL CORPORATION
                      SECOND-QUARTER FINANCIAL HIGHLIGHTS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                 (Unaudited)

                                    Three Months Ended    Six Months Ended
                                         June 30,              June 30,
                                      2006     2005         2006      2005
                                    --------  --------    --------  --------
Revenue:
   Product sales                    $ 9,936   $ 8,220     $19,161   $15,713
   License and development fees         179       179         393       358
   Royalties                            136       158         312       389
   Customer-sponsored research
     and development                     --       125          --       250
                                    --------  --------    --------  --------
                                     10,251     8,682      19,866    16,710
                                    --------  --------    --------  --------
Costs and expenses:
   Cost of product sales              4,850     4,093       9,113     7,701
   Provision for inventory write-off     --        --          --       836
   Research and development           2,310     1,537       4,864     3,241
   Customer-sponsored research
     and development                     --       155          --       321
   Sales and marketing                1,481     1,308       2,853     2,476
   General and administrative         1,309     1,009       2,645     1,960
                                    --------  --------    --------  --------
                                      9,950     8,102      19,475    16,535
                                    --------  --------    --------  --------
Operating income from continuing
  operation                             301       580         391       175

Interest expense, related party          --       (81)         --      (162)
Interest expense, other                (147)     (183)       (317)     (393)
Other income, net                        69        32          79        48
                                    --------  --------    --------  --------
Income (loss) from continuing
  operation before income
  tax provision                         223       348         153      (332)
Income tax provision                    (25)       --         (35)       --
                                    --------  --------    --------  --------
Income (loss) from continuing
  operation                             198       348         118      (332)
Loss from discontinued operations        --    (3,809)         --    (3,851)
                                    --------  --------    --------  --------
Net income (loss)                   $   198   $(3,461)    $   118   $(4,183)
                                    ========  ========    ========  ========

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
Net income (loss) per common share:

Basic:
  Income from continuing operation  $  0.01   $  0.02     $  0.00   $ (0.02)
  Loss from discontinued operations      --     (0.17)         --     (0.17)
                                    --------  --------    --------  --------
    Total                           $  0.01   $ (0.15)    $  0.00   $ (0.19)
                                    ========  ========    ========  ========
Diluted:
  Income from continuing operation  $  0.01   $  0.02     $  0.00   $ (0.02)
  Loss from discontinued operations      --     (0.17)         --     (0.17)
                                    --------  --------    --------  --------
    Total                           $  0.01   $ (0.15)    $  0.00   $ (0.19)
                                    ========  ========    ========  ========
Weighted average common shares
  outstanding:

  Basic                              24,388    22,422      24,388    22,419
                                    ========  ========    ========  ========
  Diluted                            24,443    24,422      24,447    22,419
                                    ========  ========    ========  ========

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                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                    June 30,     December 31,
                                                     2006            2005
                                                    -------      ------------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 3,964        $ 3,345
  Accounts receivable, net                            5,712          6,234
  Inventories                                         5,534          7,118
  Other current assets                                  685            857
                                                    -------        -------
Total current assets                                 15,895         17,554

Property, plant and equipment, net                    4,705          4,732
Goodwill, net                                         2,098          2,008
Intangible assets, net                                8,169          8,310
Other assets                                            160            212
                                                    -------        -------
Total assets                                        $31,027        $32,816
                                                    =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $ 2,224        $ 3,841
  Accrued liabilities                                 1,204          1,084
  Deferred revenue                                    1,040          1,142
  Current portion of long-term debt                   1,363          1,354
                                                    -------        -------
Total current liabilities                             5,831          7,421

Long-term deferred revenue                            3,313          3,764
Long-term debt                                        6,377          7,137
                                                    -------        -------
Total liabilities                                    15,521         18,322

Stockholders' equity                                 15,506         14,494
                                                    -------        -------
                                                    $31,027        $32,816
                                                    =======        =======

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                      RAMTRON INTERNATIONAL CORPORATION
                     SECOND-QUARTER FINANCIAL HIGHLIGHTS
                 NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per-share amounts)
                                    (Unaudited)

                                                      Three Months Ended
                                                  ---------------------------
                                                   June 30,         June 30,
                                                     2006             2005
                                                  ----------       ----------
Revenue:
  Product sales                                     $ 9,936          $ 8,220
  License and development fees                          179              179
  Royalties                                             136              158
  Customer-sponsored research and development            --              125
                                                    --------         --------
                                                     10,251            8,682
                                                    --------         --------
Costs and expenses:
  Cost of product sales                               4,821(1)         4,093
  Research and development                            2,180(1)(2)      1,537
  Customer-sponsored research and development            --              155
  Sales and marketing                                 1,457(1)         1,308
  General and administrative                          1,106(1)         1,009
                                                    --------         --------
                                                      9,564            8,102
                                                    --------         --------
Operating income from continuing operation              687              580

Interest expense, related party                          --              (81)
Interest expense, other                                (147)            (183)
Other income, net                                        69               32
                                                    --------         --------
Income from continuing operation
     before income tax provision                        609              348
Income tax provision                                    (25)              --
                                                    --------         --------
Income from continuing operation                        584              348
Loss from discontinued operations                        --           (3,809)
                                                    --------         --------
Net income (loss)                                   $   584          $(3,461)
                                                    ========         ========

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Net income (loss) per common share:
Basic:
  Income (loss) from continuing operation           $  0.02          $  0.02
  Loss from discontinued operations                      --            (0.17)
                                                    --------         --------
    Total                                           $  0.02          $ (0.15)
                                                    ========         ========
Weighted average common shares outstanding:
Basic                                                24,388           22,422
                                                    ========         ========
-----------
(1) Excludes stock option expense
(2) Excludes amortization of purchased IP

See reconciliation table on following page for specific amounts.

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

                       RECONCILIATION OF SECOND-QUARTER 2006
                          GAAP INCOME TO NON-GAAP INCOME
                              (Amounts in thousands)

                                   As reported GAAP                                    Non-GAAP
                                     income (loss)                                    income from
                                   from continuing    Stock option   Amortization of  continuing
                                      operation        expense(1)    purchased IP(2)  operation
                                   -----------------  ------------   ---------------  -----------
Total revenue:                        $10,251                                           $10,251
                                      --------                                          --------
Operating expenses
   Cost of product sales              $ 4,850           $   (29)               --       $ 4,821
   Research and development             2,310               (49)          $   (81)        2,180
   Sales and marketing                  1,481               (24)               --         1,457
   General and administrative           1,309              (203)               --         1,106
                                      --------          --------          --------      --------
Total operating expenses              $ 9,950           $  (305)          $   (81)      $ 9,564
                                      --------          --------          --------      --------
Operating income from
    continuing operation              $   301                                           $   687
                                      --------                                          --------
Interest expense, other                  (147)                                             (147)
Other income                               69                                                69
                                      --------                                          --------
Income from continuing operation
    before income tax provision       $   223                                           $   609
Income tax provision                      (25)                                              (25)
                                      --------                                          --------
Income from continuing operation      $   198                                           $   584
                                      ========                                          ========

------------
(1)  stock option expenses excluded in Non-GAAP Statements of Operations
(2) amortization of purchased IP expense excluded in Non-GAAP Consolidated Statements of Operations

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